UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 31, 2018

UTAH MEDICAL PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Utah	000-12575	87-0342734
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7043 South 300 West
Midvale, Utah	84047
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	Phone: (801) 566-1200

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 1.01—MATERIAL DEFINITIVE AGREEMENT

On December 31, 2018, the Company and CooperSurgical Inc. (CSI), entered into a definitive agreement for Utah Medical Products, Inc. (UTMD) to purchase the remaining 4.75 year life of the exclusive distribution agreement between CSI and Femcare Ltd. to distribute the Filshie Clip System in the U.S.  Femcare Ltd. is a wholly owned subsidiary of UTMD.

The basic terms of the agreement, unanimously approved by UTMD's board of directors, include a UTMD cash payment of $21,000,000 to CSI on the closing date of February 1, 2019, and purchase of CSI's resaleable inventory.  After February 1, 2019, CSI will no longer accept orders or ship Filshie Clip System devices to customers.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Title of Document	Location
Item 10	Material Contracts
10.01	Agreement for the Purchase of Distribution Agreement, License Agreements, and Inventory between Coopersurgical, Inc., and Utah Medical Products, Inc., dated December 31, 2018	To be filed

_______________________________________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTAH MEDICAL PRODUCTS, INC.

Dated: January 7, 2019	By:	/s/ Kevin L. Cornwell
Kevin L. Cornwell, Chairman & CEO